EXHIBIT 99.1

Federal-Mogul Reports Improved Q3 2013 Results
Sales up 9% to $1.7 billion; Net Income of $38 million;
Operational EBITDA of $147 million and Free Cash Flow of $58 million

Q3 2013 Highlights

•	Sales of $1.7 billion from continuing operations up $145 million, or 9% higher than Q3 2012.

•	Net Income of $38 million, a $49 million improvement from Q3 2012. EPS of $0.26 per share, up from a loss of $(0.11) per share during the same period a year ago.

•	Operational EBITDA of $147 million or 8.7% of sales versus $103 million or 6.6% in Q3 2012, with EBITDA margin conversion on incremental sales of 30%.

•	Free Cash Flow of $58 million demonstrating increased profitability and strong improvement in working capital management versus Q3 2012.

•	Q3 2013 ending cash position of $960 million.
Southfield, Michigan, October 23, 2013 … Federal-Mogul Corporation (NASDAQ:FDML) today reported operating results for the third quarter ended September 30, 2013. Total sales were $1,690 million, up 9% versus Q3 2012 on a continuing operations basis with negligible exchange impact. Federal-Mogul sales in Europe were up 12% in Q3 2013 due to market share gains, growth in export engine production and the impact of the BERU ® ignition acquisition and distribution agreements. The company’s North American revenue was up 6% and Rest of the World was up 7% as these markets continued to increase production rates versus Q3 2012. Operating Margin (1) improved to 4.6%, up two percentage points from Q3 2012. Net income attributable to Federal-Mogul was $38 million or $0.26 EPS, versus a loss of $(11) million in Q3 2012. Operational EBITDA in Q3 2013 was $147 million or 8.7% of sales, versus $103 million or 6.6% of sales in Q3 2012. Free Cash Flow was $58 million. The Q3 ending cash balance of $960 million includes $500 million in proceeds from the company’s shareholder rights offering and $51 million from divestitures.

$ millions	Q3 2013	Q3 2012	B/(W)
Net Sales	$1,690	$1,545	$145
Gross Margin	255	213	42
% of sales	15.1%	13.8%	1.3pts
SG&A	(177)	(173)	(4)
% of sales	(10.5)%	(11.2)%	0.7pts
Net Income (Loss)	38	(11)	49
Attributable to Federal-Mogul
Earnings Per Share(2)	0.26	(0.11)	0.37
in dollars, diluted EPS
Operational EBITDA(3)	147	103	44
% of sales	8.7%	6.6%	2.1pts
Free Cash Outflow(4)	$58	$(142)	$200
“The company’s improved sales in the third quarter 2013 were driven by much stronger demand for Federal-Mogul products used in European light vehicle production,” said Rainer Jueckstock, Federal-Mogul co-CEO and CEO Powertrain Segment. “At the same time, we have experienced continued OE sales growth in North America and Asia, especially China, versus Q3 2012. This improved light vehicle demand helped offset continued softness in the European commercial vehicle and industrial markets in Q3 2013. Our Q3 earnings performance continues to show that we are making good progress on restructuring in Western Europe and the U.S., increasing operational efficiency and implementing ongoing cost reductions as we drive for growth and enhanced margins.”

“We had improved aftermarket demand in the U.S. and Canada and much stronger sales in Europe during Q3 2013,” said Kevin Freeland, co-CEO and CEO Vehicle Components Segment. “Further, our non-core business line divestiture actions and ongoing footprint restructuring combined with inventory and distribution efficiency improvements continue to position the company for improved profitability.”
The company completed the divestiture of its OE and aftermarket fuel delivery products business including an engineering center and manufacturing operations in Logansport, Indiana, along with other related assets, including the Carter ® brand. The business had 2013 year-to-date sales of approximately $80 million and employed 380 associates.
Q3 Segment Revenue and Operational EBITDA
Powertrain Segment (PT)
Federal-Mogul’s Powertrain (PT) Segment is a leader in the design, engineering and manufacturing of combustion chamber and other powertrain components serving light, medium and heavy-duty vehicle and industrial customers. Approximately 70% of PT Segment revenue is derived from passenger car vehicle manufacturers. On a global basis, the PT Segment had a 11% revenue increase to $1,038 million, up from $935 million in Q3 2012, with strong light vehicle market share gains. During the same comparison period, global light vehicle production increased 1%. Federal-Mogul’s PT Segment market share gains during the period are due to its technology leadership, market penetration with powertrain customers in the growing luxury segment and increased presence on emerging market mid-range vehicles.
PT Segment revenue in Q3 2013 was up 16% in North America versus Q3 2012. Light vehicle production increased 1% in North America during the same period. The PT Segment continued to gain market share in Europe, where PT derives approximately 50% of its revenue. In Europe in Q3 2013, PT revenue increased 8% due to higher volumes on new engine programs and revenue from the BERU ignition acquisition. For comparison, in the European market, LV production was down 1% during the same period and CV production was 7% lower.

PT Segment revenue during Q3 2013 in the Rest of the World was up 15%, with revenue in the China market up 37% versus Q3 2012. The PT Segment regional revenue growth levels in all regions increased at a higher percentage than underlying market production growth rates.
The PT Segment in Q3 2013 had EBITDA of $94 million up $40 million from $54 million in Q3 2012 on a continuing operations basis. EBITDA as a percent of sales increased to 9% in Q3 2013 from 5.7% of sales in Q3 2012 as the PT Segment implemented cost reduction measures, continued restructuring actions and benefitted from higher sales volumes and more stable order flow, allowing for greater operational efficiency.
Vehicle Components Segment (VCS)
Federal-Mogul’s VCS business sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. VCS revenue in Q3 2013 was $734 million, up 5% from Q3 2012. More than 75% of VCS revenue is derived in the global automotive aftermarket.
VCS revenue in the U.S. and Canada aftermarket improved 2% in Q3 2013 versus Q3 2012. Revenue in the European aftermarket was up 28%, primarily due to an aftermarket ignition distribution agreement and stronger sales of Ferodo ® braking and MOOG ® steering products.
The VCS Segment had EBITDA of $53 million or 7.3% of sales in Q3 2013, up from $49 million or 7% in Q3 2012. Further, net working capital improved in Q3 as the VCS Segment implemented inventory and distribution cost reductions and fully absorbed the impact of previously agreed aftermarket accounts receivable commercial terms.
“Recent market studies have reinforced the importance of trust in the brand among service technicians and installers,” said Freeland. “We are placing stronger emphasis on building customer preference for Federal-Mogul’s brands and have implemented several new programs in the third quarter. These include new marketing partnerships, mobile catalog and product information applications for tablets and smart phones, new technician training and attractive programs to drive selection of Federal-Mogul’s products.”
“At the same time, we are also improving operational and distribution efficiency and reducing support costs in order to offset the expense of new marketing programs and implementation of strategies to drive higher order fill rates and customer satisfaction. This has allowed us to refocus our direction while maintaining our financial performance in the comparison period,” Freeland continued.

Federal-Mogul will conduct a conference call and audio webcast on October 23, 2013 at 10:00 a.m. EDT. To participate in the call:

Domestic calls:	888.713.4199
International calls:	617.213.4861
Passcode I.D.:	86647671
To facilitate rapid connection, please click here to pre-register.
The live audio webcast will be available in the Investor Relations section of the corporate website by clicking here on October 23, beginning at 10:00 a.m., EDT.
An audio replay of the call will be available two hours following the call and will be accessible until November 23, 2013 at:

Domestic calls:	888.286.8010
International calls:	617.801.6888
Passcode I.D.:	56154657

(1)	Operating margin is defined as gross margin less SG&A expense.
(2)
Earnings Per Share (EPS) for Q3 2013 is calculated on the basis of the weighted daily average total share count during the third quarter 2013. The share count increased from approximately 99 million to 150 million during the third quarter 2013 as a result of a shareholder rights offering. The share count during Q3 2012 was approximately 99 million.

(3)
Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. During the third quarter of 2013, the Company adjusted its definition of Operational EBITDA to exclude the income statement impacts associated with stock appreciation rights. Accordingly, Operational EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration-related reorganization expenses, gains or losses on the sales of businesses, the non-service cost component of the U.S.-based funded pension plan, OPEB curtailment gains or losses and the income statement impacts associated with stock appreciation rights. Prior periods have been reclassified to conform to the presentation used in this filing.

(4)	Free Cash Flow is defined as net cash provided from (used by) operating activities less capital investment for plant, property and equipment.

About Federal-Mogul
Federal-Mogul Corporation (NASDAQ:FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.
Federal-Mogul operates two independent business segments, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors. Federal-Mogul’s Powertrain segment designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications. Federal-Mogul’s Vehicle Components segment sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO ® wiper blades; Champion ® spark plugs, wipers and filters; AE ® , Fel-Pro ® , FP Diesel ® , Goetze ® , Glyco ® , Nüral ® , Payen ® and Sealed Power ® engine products; MOOG ® steering and suspension parts; and Ferodo ® and Wagner ® brake products.
Federal-Mogul was founded in Detroit in 1899. The company employs 44,500 people in 34 countries, and its worldwide headquarters is in Southfield, Michigan, United States. For more information, please visit www.federalmogul.com .
Forward-Looking Statements
Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production; fluctuations in the demand for vehicles containing our products; the ability to refinance the Company’s outstanding indebtedness on commercially reasonable terms or at all; the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business; the costs, timing and success of the Company’s restructuring actions; conditions in the automotive industry; the success of the Company’s segmentation and corresponding effects; and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any Forward-Looking Statements.
CONTACT:
Steve Gaut steven.gaut@federalmogul.com
(248) 354-7826

FEDERAL-MOGUL CORPORATION
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30		Six Months Ended September 30
	2013	2012	2013	2012
	(Millions of Dollars, Except Per Share Amounts)
Net sales	$1,690	$1,545	$5,093	$4,904
Cost of products sold	(1,435)	(1,332)	(4,311)	(4,160)
Gross margin	255	213	782	744
Selling, general and administrative expenses	(177)	(173)	(545)	(532)
OPEB curtailment gain	—	51	19	51
Interest expense, net	(24)	(32)	(77)	(97)
Amortization expense	(12)	(12)	(36)	(36)
Equity earnings of non-consolidated affiliates	8	6	26	28
Restructuring expense, net	(4)	(5)	(20)	(20)
Adjustment of assets to fair value	(1)	(53)	(3)	(168)
Other expense, net	(6)	(11)	(1)	(17)
Income (loss) from continuing operations before income taxes	39	(16)	145	(47)
Income tax (expense) benefit	(6)	8	(30)	27
Net income (loss) from continuing operations	33	(8)	115	(20)
Gain (loss) from discontinued operations, net of income tax	7	(3)	(49)	(14)
Net income (loss)	40	(11)	66	(34)
Less net income attributable to noncontrolling interests	(2)	—	(6)	(3)
Net income (loss) attributable to Federal-Mogul	$38	$(11)	$60	$(37)

Amounts attributable to Federal-Mogul:
Net income (loss) from continuing operations	$31	$(8)	$109	$(23)
Gain (loss) from discontinued operations, net of income tax	7	3	(49)	(14)
Net income (loss)	$38	$(5)	$60	$(37)

Net income (loss) per common share attributable to Federal-Mogul Basic and diluted:
Net income (loss) from continuing operations	$0.21	$(0.08)	$0.95	$(0.23)
Gain (loss) from discontinued operations, net of income tax	0.05	(0.03)	(0.43)	(0.14)
Net income (loss)	$0.26	$(0.11)	$0.52	$(0.37)

FEDERAL-MOGUL CORPORATION
Consolidated Balance Sheets (Unaudited)

	September 30, 2013	December 31, 2012
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$960	$467
Accounts receivable, net	1,419	1,396
Inventories, net	1,087	1,074
Prepaid expenses and other current assets	230	203
Total current assets	3,696	3,140
Property, plant and equipment, net	1,970	1,971
Goodwill and other indefinite-lived intangible assets	1,017	1,019
Definite-lived intangible assets, net	368	408
Investments in non-consolidated affiliates	248	240
Other noncurrent assets	147	149
	$7,446	$6,927
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$109	$94
Accounts payable	786	751
Accrued liabilities	468	423
Current portion of pensions and other postemployment benefits liability	47	47
Other current liabilities	150	174
Total current liabilities	1,560	1,489
Long-term debt	2,730	2,733
Pensions and other postemployment benefits liability	1,269	1,362
Long-term portion of deferred income taxes	382	388
Other accrued liabilities	127	123
Shareholders' equity:
Preferred stock ($.01 par value; 90,000,000 authorized shares; none issued)	—	—
Common stock ($.01 par value; 450,100,000 authorized shares; 151,624,744 issued shares and 150,029,244 outstanding shares as of September 30, 2013; 100,500,000 issued shares and 98,904,500 outstanding shares as of December 31, 2012)	2	1
Additional paid-in capital, including warrants	2,649	2,150
Accumulated deficit	(499)	(559)
Accumulated other comprehensive loss	(866)	(850)
Treasury stock, at cost	(17)	(17)
Total Federal-Mogul shareholders' equity	1,269	725
Noncontrolling interests	109	107
Total shareholders' equity	1,378	832
	$7,446	$6,927

FEDERAL-MOGUL CORPORATION
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30
	2013	2012
	(Millions of Dollars)
Cash Provided From (Used By) Operating Activities
Net income (loss)	$66	$(34)
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	218	212
Net loss from business dispositions	43	—
Change in postemployment benefits	(51)	(62)
Equity earnings of non-consolidated affiliates	(26)	(28)
Cash dividends received from non-consolidated affiliates	27	2
OPEB curtailment gain	(19)	(51)
Restructuring expense, net	20	20
Payments against restructuring liabilities	(19)	(11)
Adjustment of assets to fair value	3	174
Deferred tax benefit	(9)	(62)
Insurance proceeds related to Thailand flood	—	12
Gain from sales of property, plant and equipment	—	(2)
Changes in operating assets and liabilities:
Accounts receivable	(97)	(256)
Inventories	(43)	(68)
Accounts payable	92	17
Other assets and liabilities	53	61
Net Cash Provided From (Used By) Operating Activities	258	(76)
Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment	(270)	(296)
Net payments associated with business dispositions	26	—
Payment to acquire business, net of cash acquired	—	(52)
Capital investment in non-consolidated affiliate	(4)	(2)
Insurance proceeds related to Thailand flood	—	18
Net proceeds from sales of property, plant and equipment	3	5
Net Cash Used By Investing Activities	(245)	(327)
Cash Provided From (Used By) Financing Activities
Proceeds from equity rights offering, net of related fees	500	—
Principal payments on term loans	(22)	(22)
Increase (decrease) in other long-term debt	3	(1)
Increase in short-term debt	17	1
Net remittances on servicing of factoring arrangements	(7)	(4)
Net Cash Provided From (Used By) Financing Activities	491	(26)
Effect of foreign currency exchange rate fluctuations on cash	(11)	17
Increase (decrease) in cash and equivalents	493	(412)
Cash and equivalents at beginning of period	467	953
Cash and equivalents at end of period	$960	$541

FEDERAL-MOGUL CORPORATION
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
	(Millions of Dollars)
Net Income (Loss)	$40	$(11)	$66	$(34)
Depreciation and amortization	74	71	216	209
Interest expense, net	24	32	77	97
OPEB curtailment gain	—	(51)	(19)	(51)
Restructuring expense, net	4	5	20	20
Discontinued operations	(7)	3	49	14
Stock appreciation rights	3	(1)	4	(3)
Adjustment of assets to fair value	1	53	3	168
Non-service cost components of U.S. based funded pension plan	1	9	2	26
Income tax expense (benefit)	6	(8)	30	(27)
Other	1	1	(1)	—
Operational EBITDA	$147	$103	$447	$419
Free Cash Flow
Net cash provided from (used by) operating activities	$142	$(69)	$258	$(76)
Expenditures for property, plant and equipment	(84)	(73)	(270)	(296)
	$58	$(142)	$(12)	$(372)
Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. During the third quarter of 2013, the Company adjusted its definition of Operational EBITDA to exclude the income statement impacts associated with stock appreciation rights. Accordingly, Operational EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost component of the U.S. based funded pension plan, OPEB curtailment gains or losses and the income statement impacts associated with stock appreciation rights. Prior periods have been reclassified to conform to the presentation used in this filing.
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